Exhibit 21.1

Subsidiaries of Basic Energy Services, Inc.
As of December 31, 2014

Name of Subsidiary	Jurisdiction of Formation
Basic Energy Services GP, LLC	Delaware
Basic Energy Services LP, LLC	Delaware
Basic Energy Services, L.P.	Delaware
Basic ESA, Inc.	Texas
Chaparral Service, Inc.	New Mexico
Basic Marine Services, Inc.	Delaware
First Energy Services Company	Delaware
LeBus Oil Field Service Co.	Texas
Globe Well Service, Inc.	Texas
SCH Disposal, L.L.C.	Texas
JS Acquisition LLC	Delaware
JetStar Holdings, Inc.	Delaware
Acid Services, LLC	Kansas
JetStar Energy Services, Inc.	Texas
Sledge Drilling Corp.	Texas
Permian Plaza, LLC	Texas
Xterra Fishing & Rental Tools Co.	Texas
Taylor Industries, LLC	Texas
Platinum Pressure Services, Inc.	Texas
Admiral Well Service, Inc.	Texas
Maverick Coil Tubing Services, LLC	Colorado
Maverick Solutions, LLC	Colorado
Maverick Stimulation Company, LLC	Colorado
Maverick Thru-Tubing Services, LLC	Colorado
MCM Holdings, LLC	Colorado
MSM Leasing, LLC	Colorado
The Maverick Companies, LLC	Colorado